As filed with the Securities and Exchange Commission on November 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDIOVASCULAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 41-1698056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(651) 259-1600

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Laurence L. Betterley

Chief Financial Officer

Cardiovascular Systems, Inc.

651 Campus Drive

St. Paul, Minnesota 55112-3495

(651) 259-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Robert K. Ranum, Esq.

Alexander Rosenstein, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Fax: (612) 492-7077

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-191768

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)(3)	Amount Of Registration Fee(4)
Common Stock, par value $0.001 per share			$15,000,000	$1,932

(1)	This registration statement relates to the registration statement on Form S-3 (Registration No. 333-191768) of Cardiovascular Systems, Inc. (the “Company”), which was declared effective on October 25, 2013 (the “Prior Registration Statement”), pursuant to which the Company registered up to $75,000,000 of the Company’s securities, including shares of the Company’s common stock; shares of its preferred stock in one or more series; warrants to purchase its common stock, preferred stock or debt securities; its debt securities, which may consist of notes, debentures or other types of debt; and units consisting of any combination of such securities. This registration statement is being filed to register an additional amount of the Company’s common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	As of the date of this registration statement, the maximum aggregate offering price of securities which remain to be offered pursuant to the Prior Registration Statement is $75,000,000. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $15,000,000, which represents approximately 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.
(3)	Includes offering price of shares that may be purchased by the underwriters pursuant to their option to purchase additional shares, if any.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by Cardiovascular Systems, Inc. (the “Company”) with respect to the registration of an additional amount of the Company’s common stock, par value $0.001 per share, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-191768) which was declared effective by the Securities and Exchange Commission on October 25, 2013 (the “Prior Registration Statement”). The Company is filing this Registration Statement for the sole purpose of registering additional shares of the Company’s common stock, par value $0.001, with an aggregate public offering price not to exceed $15,000,000. Pursuant to Rule 462(b), the Prior Registration Statement, including all amendments, supplements and exhibits thereto, and all information incorporated by reference therein, is incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description of Exhibit

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-3 of Cardiovascular Systems, Inc. (File No. 333-191768)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on the 20th day of November, 2013.

Dated: November 20, 2013	CARDIOVASCULAR SYSTEMS, INC.

	By:	/s/ David L. Martin
David L. Martin
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 20, 2013:

Signature	Title

/s/ David L. Martin	President, Chief Executive Officer and Director (principal executive officer)
David L. Martin

/s/ Laurence L. Betterley	Chief Financial Officer (principal financial and accounting officer)
Laurence L. Betterley

*	Director
Edward Brown

*	Director
Brent G. Blackey

*	Director
Augustine Lawlor

*	Director
Glen D. Nelson

*	Director
Leslie L. Trigg

*	Director
Scott Bartos

Director
Scott Ward

* By: /s/ David L. Martin	As attorney-in-fact
David L. Martin

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-3 of Cardiovascular Systems, Inc. (File No. 333-191768)).